Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Hill International, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 27, 2006 with respect to the financial statements of Hill International (UK) Limited, included in the Annual Report on Form 10-K of Hill International, Inc. for the year ended December 31, 2007.

Baker Tilly UK Audit LLP
London
United Kingdom
July 1, 2008